Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the inclusion in this Form 10-KSB of our report, dated April 14, 2006 on our audit of the consolidated financial statements of Global Energy Group, Inc. for the year ended December 31, 2005.
/s/ Baumann, Raymondo & Company PA
Tampa, Florida
April 14, 2006